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                                                        Exhibit 23(b)
                                                        AT&T Capital Corporation


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement of AT&T Capital Corporation on Form S-3 (File no. 333-18367) of our report dated March 6, 1997, on our audits of the consolidated financial statements of AT&T Capital Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Report on Form 8-K/A.


                                          COOPERS & LYBRAND L.L.P.

1301 Avenue of the Americas
New York, New York
February 18, 1998

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